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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IKOS Systems, Inc. 1995 Stock Option Plan, 1996 Employee Stock Purchase Plan and 2000 Nonstatutory Stock Option Plan, of our report dated October 23, 2000, with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
February 9, 2001